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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-81051 of General Dynamics Corporation on Form S-3 of our reports dated February 1, 1999 (March 1, 1999 as to Note 16), relating to the financial statements and financial statement schedules of Gulfstream Aerospace Corporation, appearing in and incorporated by reference in the Annual Report on Form 10-K of Gulfstream Aerospace Corporation for the year ended December 31, 1998.

                                          /s/ DELOITTE & TOUCHE LLP
                                          -------------------------
                                          DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 9, 1999